Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the inclusion in this Registration Statement on Form S-1 of our report dated April 14, 2020 with respect to the audited financial statements of Data Storage Corporation for the years ended December 31, 2019 and 2018.

We also consent to the references to us under the heading “Experts” in such Registration Statement.

/s/ Rosenberg Rich Baker Berman & Company, P.A.

www.rrbb.com

Somerset, New Jersey

February 12, 2021